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                                                                     Exhibit 5.1


               FORM OF OPINION OF STEWART McKELVEY STIRLING SCALES

[___], 2002

Sparkling Spring Water Holdings Limited
19 Fielding Avenue
Dartmouth, Nova Scotia  B3B 1C9


Ladies and Gentlemen

We have acted as Canadian counsel to Sparkling Spring Water Holdings Limited, a Nova Scotia company (the "Company") in connection with the offering of common shares of the Company pursuant to a Registration Statement on Form F-1 (SEC File No. 333-88246)(the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

We have examined such corporate records, agreements and other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact, material to such opinions, we have, when relevant facts were not independently established by us, relied on the documents we have examined or upon the certifications and representations of officers of the Company. We have assumed the authenticity of all the documents presented to us as originals.

Based on the foregoing and having regard to the legal considerations which we have deemed relevant, we are of the opinion that:

1. The Company is a body corporate validly incorporated and existing under the laws of Nova Scotia and has the corporate power and capacity to own and lease its property and assets and to carry on its business as described in the Registration Statement.

2. The common shares of the Company, when allotted, issued and paid for pursuant to and in accordance with the transactions contemplated by the Registration Statement, will be issued and outstanding as fully paid and non-assessable shares in the capital of the Company, and such issuance has been duly authorized by the necessary corporate action on the part of the Company.

We confirm that the statements set forth in the Registration Statement under the heading "Canadian Federal Income Tax Considerations" represent our opinion to the extent they constitute matters of law or legal conclusions.

We do not express any opinion as to any laws other than the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933.

Yours truly,
STEWART McKELVEY STIRLING SCALES